EXHIBIT INDEX

Exhibit 5.1

PAULO CEZAR ARAGÃO	HENRIQUE VARGAS BELOCH	PRISCILA JANE AUGUSTO DOS SANTOS	MARIANA ESTER TONELLI VENTURA
FRANCISCO ANTUNES MACIEL MÜSSNICH	ATADEMES BRANCO PEREIRA	FERNANDO DE ANDRADE MOTA	PAULA CRISTINA DE ALMEIDA LUCAS
PL¥NIO SIMÕES BARBOSA	DANIELLA M. NEVES REALI FRAGOSO	ALEXANDRE HILDEBRAND GARCIA	TRAJANO PONTES NETO
CHRISTIANE SCABELL HÖHN	ANDRESSA MOLINA DE PAULA MATOS	CAROLINA MALZONI DA MOTTA RABELLO	RENATA MAFFEI PAVIE
LUIZ FERNANDO FRAGA	ALEXANDRE COUTO SILVA	FABIANA VIDIGAL DINIZ DE FIGUEIREDO	MARIANA MARQUES DA CUNHA
LUIZ ANTONIO DE SAMPAIO CAMPOS	ÁLVARO A. DE F. C. PALMA DE JORGE	FABIANA GOUVEIA RIO C. DE ALMEIDA	LUCIANA MAGALHÃES COSTA
ELAINE DE PAULA PALMER	CAMILA GOLDBERG CAVALCANTI DE FREITAS	PAULA MENA BARRETO PINHEIRO	PEDRO OLIVEIRA DA COSTA
BRUNO CAMARA SOTER DA SILVEIRA	ANNA CEC¥LIA DUTRA	ANNA CAROLINA DE OLIVEIRA MALTA	ALEXANDRE RAMOS COELHO
LEANDRO LUIZ ZANCAN	LU¥S LORIA FLAKS	LUCIANA TERRINHA PALMA DE JORGE	ROBERTO DIAS CARNEIRO
MARCELO ANDRÉ LAJCHTER	CRISTIANA MOREIRA	LAURA MENDES BUMACHAR	FERNANDA LOMENSO
FABIANA PEIXOTO DE MELLO	RAFAEL PADILHA CALÁBRIA	FELIPE BERER	MARIA FERNANDA J. BARBOSA
SILVANIA CONCEIÇÃO TOGNETTI	RAFAEL MARADEI	S¥LVIA CÔRTES DE LACERDA RIBEIRO	PAULO CEPPAS FIGUEIREDO
LUCIANO PUCCINI MEDEIROS	ANDREIA ERTHAL LUZ	ALESSANDRA ORDUNHA ARARIPE	RENATA ANDRINO ANÇÃ
PEDRO LANNA RIBEIRO	XAVIER TORRES VOUGA	SOFIA LEMOS ANTUNES MACIEL	ISABELLA M. L. DE ALBUQUERQUE JORDAN
AMIR ACHCAR BOCAYUVA CUNHA	GISELA SAMPAIO DA CRUZ	THIAGO RODRIGUES MAIA	DANIELLA GESZIKTER VENTURA
GABRIEL LACERDA TROIANELLI	ROSINEI SILVESTRE LIBANO	CARLOS FREDERICO LUCCHETTI BINGEMER	RENATA FAGUNDES MANNARINO
	MONIQUE M. MAVIGNIER DE LIMA	HÉLIO ALVAREZ SALES DA CUNHA	VIVIAN CASANOVA DE CARVALHO
PEDRO A. BATISTA MARTINS	ELLEN JUSTE NUñEZ ROMAGUERA SANTOS	MARIANA MARQUES DA CRUZ R. GERK	PEDRO ROMANO FRAGOSO PIRES
LUIS FERNANDO SCHUARTZ	MARIA BEATRIZ LIRA GOMES	MARIA RITA DE CARVALHO DRUMMOND	OCTÁVIO FRAGATA MARTINS DE BARROS
	PATRICIA OLIVEIRA FERRARI SABINO	L¥DICE MARQUES DA SILVA XAVIER	CAROLINE WOLLMANN
EDUARDO OBINO CIRNE LIMA	PAULA TAVARES DE LIMA ELIA	MARIANA BARATA HUFFEL	ARIENE D'ARC DINIZ E AMARAL
ALINE RANDOLPHO PAIVA	FELIPE DE FREITAS RAMOS	LU¥S FELIPE AGUIAR DE ANDRADE	JOSE CARLOS DA MATTA BERARDO
MARIANA GOUTHIER SANTOS CABRAL	FLÁVIA DE OLIVEIRA SENNA	LUIZ FELIPE TENÓRIO DA VEIGA	ALEXANDRE DE LA REZA FELIX
MAURO TEIXEIRA SAMPAIO	ALEXANDRE TADEU SEGUIM	CRISTIANA REBELO	FÁBIO HENRIQUE PERES
ALEX SCHATKIN CUKIER	RODRIGO ZINGALES O. DO NASCIMENTO	MANUELA DOS SANTOS LEITÃO	FERNANDA PEREIRA CARNEIRO
DÉBORA BACELLAR DE ALMEIDA	ALAMY CANDIDO DE PAULA FILHO	LIGIA REGINI DA SILVEIRA	LET¥CIA TIEMI KYONO
MONICA JAÉN	LUCI MAGALHÃES ALVARES	IVO TEIXEIRA GICO JÚNIOR	HERNANI CARVALHO JUNIOR
PAULO RICARDO FERRARI SABINO	ANDREI FURTADO FERNANDES	TATIANA MALAMUD	RACHEL DE OLIVEIRA SAMPAIO DE ANDRADE
CARLOS AUGUSTO NUNES JR.	LUIS SÉRGIO SOARES MAMARI FILHO	ISABELLA VIEIRA MACHADO HENRIQUES	RODRIGO DE TEIVE E ARGOLLO MARIANI
NATASCHA A. O. JAVOSKI	ALINE PEREIRA DA SILVA BAUERMEISTER	FAB¥OLA A. DE O. BELLO CAVALCANTI	VITOR BUTRUCE
DANIELA DÜSENBERG JUNQUEIRA	BRUNA BARBOSA LUPPI	JOSÉ OTAVIO HADDAD FALOPPA	MILA MAIA GALHARDO
DANIELA VIANA DE O. H. SOARES	ELIAS MARQUES DE MEDEIROS NETO	APOENA JOELS	FELIPE PORTUGAL
FABIANA FAGUNDES	MAR¥LIA MORAIS SOARES	LUIZA FERREIRA SAMPAIO DE LACERDA	SILVIA SOARES AFONSO
SERGIO KEHDI FAGUNDES	DEMIAN GUEDES	MARIO FELIPPE DE LEMOS GELLI	NATHALIE DE ARRUDA BARDOT KOKIS
CHRISTINE FISCHER KRAUSS	CAROLINA SARDENBERG SUSSEKIND	JOÃO PEDRO BARROSO DO NASCIMENTO	RAFAEL DA ROCHA CASTILHO
CIBELLE LINERO GOLDFARB	JULIANA PAIVA GUIMARÃES	FELIPE BERLINER
CAMILA CHOUZAL	RENATA STREIT	TATIANE ALBUQUERQUE P. DO AMARAL
LUCIANA ERNANNY LEGEY	GABRIELA RIBEIRO NOLASCO	FABIO PERRELLI PEÇANHA
LIVINSTON M. BAUERMEISTER	MARCELO GANDELMAN	LEONARDO CAVALCANTE BARBOSA
DANIELLA RAIGORODSKY	JOSÉ LUIS PEREIRA ANDRADE	FELIPE EVARISTO DOS SANTOS GALEA	CONSULTORAS
GABRIELA RIBEIRO VIANNA	LAURA FRAGOMENI	ALEXANDRA R. C. BANDEIRA DE MELLO	DOMINIQUE BÉTOURNÉ WALTER
RENATA BERMAN ALVIM DE BARROS	BRUNO LEWICKI	FLÁVIO KODATO MELO	LESLIE ROSE

August 24, 2005

To

Companhia Siderúrgica Belgo-Mineira Av. Carandaí, 1.115, 26º andar Belo Horizonte – MG, Brasil

Ladies and Gentlemen,

We are acting as Brazilian Counsel to Companhia Siderúrgica Belgo-Mineira (“Belgo”) in connection with a proposed merger of 100% of the shares of Companhia Siderúrgica de Tubarão (“CST”) (“Merger of Shares”) and the related filing by Belgo with the US Securities and Exchange Commission (“SEC”) of a registration statement on Form F-4 with respect to the common stock of Belgo to be issued under the Merger of Shares (“Belgo Form F-4”).

We hereby confirm that it is our opinion that after the approval of the Merger of Shares by the shareholders’ meetings of Belgo and CST, the registration of the minutes of such meetings with the competent Brazilian board of trades and the publication of such minutes as required by Brazilian law, the shares to be issued by Belgo under the Merger of Shares will be validly issued, fully paid in and non-assessable.

We note that, according to article 230 combined with article 137, paragraph 3rd of the Brazilian Corporate Law, the Merger of Shares may be reconsidered by the shareholders of each Belgo and CST, if the exercise of appraisal rights as a result thereof may put at risk the financial stability of the respective companies, in which case the issuance of the shares in accordance with the Merger of Shares will be reversed.

RIO DE JANEIRO AV. ALMIRANTE BARROSO, 52 – 32º AND. CEP 20031-000 RIO DE JANEIRO - RJ TEL.: (+55) (21) 3824 5800 FAX.: (+55) (21) 2262 5536 e-mail: mailbox@bmalaw.com.br SÃO PAULO AV. PRES.JUSCELINO KUBITSCHEK, 50–4º AND. CEP 04543-000 SÃO PAULO-SP TEL.:(+55) (11) 3365 4600 FAX.:(+55) (11) 3365-4597 e-mail: mailbox.sp@bmalaw.com.br BRAS¥LIA SCS, QD.1 BL.F 30– 7º AND. - ED. CAM. CORREA CEP 70397-900 BRAS¥LIA-DF TEL.:(+55) (61) 32180300 FAX.:(+55) (61) 32180315 e-mail: mailbox.df@bmalaw.com.br

We hereby consent to the filing of this opinion with SEC as an exhibit to the Belgo Form F-4 and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference of our name under the caption “Legal Matters” of Belgo F-4.

Very truly yours,

/s/ Barbosa, Müssnich & Aragão Advogados

Barbosa, Müssnich & Aragão Advogados